As filed with the Securities and Exchange Commission on December 7, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

HARRIS STRATEX NETWORKS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	20-5961564
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)
637 Davis Drive, Morrisville, North Carolina 27560
(Address of Principal Executive Offices)

Harris Stratex Networks, Inc. 2007 Stock Equity Plan (As Amended and Restated Effective November 19, 2009)
Harris Stratex Networks, Inc. 2010 Employee Stock Purchase Plan
(Full Title of the Plans)

Harald J. Braun
Chief Executive Officer
Harris Stratex Networks, Inc.
637 Davis Drive
Morrisville, North Carolina 27560
(Name and Address of Agent for Service)

(919) 767-3250
(Telephone Number, Including Area Code for Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed
		Maximum Offering	Proposed	Amount of
	Amount to be	Price Per	Maximum Aggregate	Registration
Title of Securities to be Registered	Registered (2)	Share (3)	Offering Price (3)	Fee (3)
Common Stock, par value $0.01 per share, issuable under the Harris Stratex Networks, Inc. 2007 Stock Equity Plan (As Amended and Restated Effective November 19, 2009) (1)	5,400,000	$6.15	$33,210,000.00	$1,853.12
Common Stock, par value $0.01 per share, issuable under the Harris Stratex Networks, Inc. 2010 Employee Stock Purchase Plan	850,000	$6.15	$5,227,500.00	$291.69

(1)	A Registration Statement on Form S-8 (File No. 333-140442) was filed with the Securities and Exchange Commission (the “SEC”) on February 5, 2007 covering the registration of 5,000,000 shares of Common Stock under the Registrant’s 2007 Stock Equity Plan. A registration fee in the amount of $10,705.35 was paid for registering such 5,000,000 shares of Common Stock. Pursuant to General Instruction E of Form S-8, this registration statement is being filed to register an additional 5,400,000 shares authorized under the Registrant’s 2007 Stock Equity Plan, as amended and restated. The contents of the prior registration statement are incorporated herein by reference.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares of common stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions.

(3)	Estimated solely for purposes of calculating the registration fee. The estimate is made pursuant to Rules 457(c) and (h) under the Securities Act, and based upon the average high and low prices of a share of Registrant’s common stock, as reported on the NASDAQ Global Market on November 30, 2009 ($6.15).

PART I
PART II
Item 3. Incorporation of Documents by Reference
Item 4. Description of Securities
Item 5. Interests of Named Experts and Counsel
Item 6. Indemnification of Directors and Officers
Item 7. Exemption from Registration Claimed
Item 8. Exhibits
Item 9. Undertakings
SIGNATURES
EXHIBIT INDEX
EX-5.1
EX-10.1
EX-10.2
EX-10.3
EX-15
EX-23.1

EXPLANATORY NOTE
          On February 5, 2007, the Registrant filed a Registration Statement on Form S-8 (File No. 333-140442) with the SEC covering the registration of 5,000,000 shares of Common Stock under the Registrant’s 2007 Stock Equity Plan. At the annual meeting of the Registrant’s stockholders on November 19, 2009, the Registrant’s stockholders approved the amendment and restatement of the Registrant’s 2007 Stock Equity Plan and the 2010 Employee Stock Purchase Plan. The amendment and restatement of the Registrant’s 2007 Stock Equity Plan increased the authorized shares issuable under such plan by 5,400,000 shares from 5,000,000 to 10,400,000. Pursuant to General Instruction E of Form S-8, this registration statement is being filed to register an additional 5,400,000 shares authorized under the 2007 Stock Equity Plan, as amended and restated. The contents of the prior registration statement are incorporated herein by reference. This registration statement is also being filed to register the 850,000 shares issuable under the 2010 Employee Stock Purchase Plan.
PART I
          The documents containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) promulgated under the Securities Act. In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the SEC either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference in the registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirement of Section 10(a) of the Securities Act and are available without charge, upon oral or written request, to: Harris Stratex Networks, Inc., 637 Davis Drive, Morrisville, North Carolina 27560, Attention: Secretary.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
          The following documents, which have been filed with the SEC by the Company pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in, and shall be deemed to be a part of, this registration statement:
     1. The Registrant’s annual report on Form 10-K for the fiscal year ended July 3, 2009 filed with the SEC on September 4, 2009;
     2. The Registrant’s quarterly report on Form 10-Q for the fiscal quarter ended October 2, 2009 filed with the SEC on November 10, 2009;
     3. The Registrant’s current reports on Form 8-K filed with the SEC on September 8, 2009 and November 23, 2009;
     4. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since July 3, 2009; and
     5. The description of Registrant’s common stock set forth in our registration statement on Form 8-A filed with the SEC on January 26, 2007, including any amendment or report filed for the purpose of updating such information.
          In addition, all documents filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, are deemed to be incorporated by reference in this registration statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in this registration statement or in a document incorporated by reference shall be deemed modified or superseded to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.
Item 4. Description of Securities.
          Not applicable.

Item 5. Interests of Named Experts and Counsel.
          Not applicable.
Item 6. Indemnification of Directors and Officers
          Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful.
          A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation unless the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.
          The Registrant’s Amended and Restated Certificate of Incorporation provides that a director shall not be liable to the Registrant or its stockholders for monetary damages for a breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under applicable law. The Registrant’s Amended and Restated Bylaws provide that the Registrant shall indemnify and hold harmless, to the fullest extent permitted by applicable law, a director or officer of the Registrant against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by those persons in connection with any action, suit or proceeding in which they were, are, or threatened to be involved by virtue of their service as a director or officer of the Registrant or their service at the request of the Registrant as a director, officer, employee or agent of, or in any other capacity with respect to, another corporation or a partnership, joint venture, trust or other entity or enterprise. However, with limited exceptions, the Registrant will indemnify such director or officer seeking indemnification in connection with an action, suit or proceeding initiated by such director or officer only if the action, suit or proceeding was authorized by the board of directors of the Registrant. In addition, the Registrant’s Amended and Restated Bylaws provide that the Registrant will pay, in advance of the disposition of any action, suit or proceeding, any reasonable expenses incurred by such a director or officer subject to such person agreeing to repay any such amounts if it is judicially determined that such person is not entitled to be indemnified for such expenses. The indemnification provided by the Amended and Restated Bylaws are not exclusive of any other rights such persons may have under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise.
          The Registrant maintains insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Registrant would have the power to indemnify him against such liability under the provisions of the Registrant’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws.
Item 7. Exemption from Registration Claimed.
          Not applicable.
Item 8. Exhibits.
          See the Exhibit Index which is incorporated herein by reference.
Item 9. Undertakings
     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     Provided however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
          (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Morrisville, the state of North Carolina, on December 7, 2009.

Harris Stratex Networks, Inc.
By:	/s/ Harald J. Braun
	Name:	Harald J. Braun
	Title:	President, Chief Executive Officer and Director

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Harald J. Braun, Thomas L. Cronan, III and Meena Elliott with full power to act alone, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Harald J. Braun Harald J. Braun	President, Chief Executive Officer and Director (Principal Executive Officer)	December 7, 2009

/s/ Thomas L. Cronan, III Thomas L. Cronan, III	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	December 7, 2009

/s/ J. Russell Mincey J. Russell Mincey	Vice President, Corporate Controller and Principal Accounting Officer (Principal Accounting Officer)	December 7, 2009

/s/ Eric C. Evans Eric C. Evans	Director	December 7, 2009

Signature	Title	Date

/s/ William A. Hasler William A. Hasler	Director	December 7, 2009

/s/ Clifford H. Higgerson Clifford H. Higgerson	Director	December 7, 2009

/s/ Charles D. Kissner Charles D. Kissner	Director	December 7, 2009

/s/ Dr. Mohsen Sohi Dr. Mohsen Sohi	Director	December 7, 2009

/s/ James C. Stoffel James C. Stoffel	Director	December 7, 2009

/s/ Edward F. Thompson Edward F. Thompson	Director	December 7, 2009

EXHIBIT INDEX
4.1	Amended and Restated Certificate of Incorporation of the Registrant. Incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K (File No. 001-33278) filed on November 23, 2009.

4.2	Amended and Restated Bylaws of the Registrant. Incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-K (File No. 001-33278) filed on November 23, 2009.

4.3	Specimen common stock certificates. Incorporated herein by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 29, 2007 (File No. 001-33278) filed on August 27, 2007.

4.4	Harris Stratex Networks, Inc. 2010 Employee Stock Purchase Plan. Incorporated by reference to Annex A to the Registrant’s Proxy Statement on Schedule 14A (File No. 001-33278) filed on October 7, 2009.

4.5	Harris Stratex Networks, Inc. 2007 Stock Equity Plan (As Amended and Restated Effective November 19, 2009). Incorporated by reference to Annex B to the Registrant’s Proxy Statement on Schedule 14A (File No. 001-33278) filed on October 7, 2009.

5.1	Opinion of Bingham McCutchen LLP.

10.1	Form of Stock Option Awards Specific Terms and Conditions and General Terms and Conditions under the 2007 Stock Equity Plan (As Amended and Restated Effective November 19, 2009).

10.2	Form of Restricted Stock Awards Specific Terms and Conditions and General Terms and Conditions under the 2007 Stock Equity Plan (As Amended and Restated Effective November 19, 2009).

10.3	Form of Performance Share Awards Specific Terms and Conditions and General Terms and Conditions under the 2007 Stock Equity Plan (As Amended and Restated Effective November 19, 2009).

15	Letter from Ernst & Young LLP, Independent Registered Public Accounting Firm, re: Unaudited Financial Statements.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Bingham McCutchen LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included on the signature pages to this Registration Statement).